2021 Third Quarter Earnings Webcast October 25, 2021

Presenting Today 2 Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. Bob Rowe, CEO Crystal Lail, Vice President & CFO Brian Bird, President & COO

• Net income for the third quarter of 2021 increased $5.7 million, as compared to the same period in 2020. – Diluted earnings per share increased $0.10 as compared to the same period in 2020. – After adjusting for weather differences and a non-cash liability adjustment, Non-GAAP* adjusted earnings per share increased $0.06 as compared to the same period in 2020. • The Board of Directors declared a quarterly dividend of $0.62 per share payable December 31, 2021 to shareholders of record as of December 15, 2021. • During the quarter, we issued 1,040,085 shares of our common stock under our Equity Distribution Agreement at an average price of $63.13, for net proceeds of $64.8 million – $121.1 million net proceeds received in total under the $200 million program. Significant Events 3 * See slides 10, 29, 36 & 37 for additional information and Non-GAAP disclosures. Boulder River, Montana

Summary Financial Results 4 (1) (Third Quarter) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure . See Appendix slide 36 for a reconciliation and additional disclosure.

Increase in gross margin due to the following factors: $ 10.1 Montana electric transmission revenue 8.4 Electric retail volumes (2.1) Montana electric supply cost recovery (1.3) Electric QF liability adjustment (0.6) Natural gas retail volumes 0.4 Other $ 14.9 Change in Gross Margin Impacting Net Income 5 Gross Margin (Third Quarter) (dollars in millions) Three Months Ended September 30, 2021 2020 Variance Electric $ 198.1 $ 183.0 $ 15.1 8.3% Natural Gas 29.2 29.6 (0.4) (1.4%) Total Gross Margin $ 227.3 $ 212.6 $ 14.7 6.9%(1) $ (1.3) Property taxes recovered in revenue, offset in property tax expense 0.2 Gas production taxes recovered in revenue, offset in property and other taxes 0.3 Operating expense recovered in revenue, offset in operating expense 0.6 Production tax credits reducing revenue, offset in income tax expense $ (0.2) Change in Gross Margin Offset Within Net Income $ 14.7 Increase in Gross Margin (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See Appendix slide 36 for a reconciliation and additional disclosure.

Weather 6 (Third Quarter) We estimate favorable weather in Q3 2021 resulted in a $3.4M pretax benefit as compared to normal and $4.0M pretax benefit as compared to Q3 2020.

Operating Expenses 7 (Third Quarter) (dollars in millions) Three Months Ended September 30, 2021 2020 Variance Operating, general & admin. $ 80.9 $ 73.3 $ 7.6 10.4% Property and other taxes 43.6 45.3 (1.7) (3.8)% Depreciation and depletion 47.1 44.3 2.8 6.3% Operating Expenses $ 171.6 $ 162.9 $ 8.7 5.3% Increase in operating, general & admin expense due to the following factors: $ 3.3 Employee benefits 1.8 Technology implementation and maintenance 1.3 Generation maintenance 1.2 Write-off of preliminary construction costs 0.4 Travel and training (2.7) Uncollectible accounts (0.3) Other $ 5.0 Change in OG&A Items Impacting Net Income $ 1.2 Pension and other postretirement benefits, offset in other income 1.1 Non-employee directors deferred compensation, offset in other income 0.3 Operating expenses recovered in trackers, offset in revenue $ 2.6 Change in OG&A Items Offset Within Net Income $ 7.6 Increase in Operating, General & Administrative Expense $1.7 million decrease in property and other taxes due primarily to decrease in estimated Montana state and local taxes. $2.8 million increase in depreciation expense primarily due to plant additions.

Operating to Net Income 8 (dollars in millions) Three Months Ended September 30, 2021 2020 Variance Operating Income $ 55.7 $ 49.7 $ 6.0 12.1% Interest Expense (23.3) (23.7) 0.4 1.7% Other Income 5.3 0.8 4.5 562.5% Income Before Taxes 37.7 26.8 10.9 40.7% Income Tax (Expense) / Benefit (2.5) 2.7 (5.2) (192.6%) Net Income $ 35.2 $ 29.5 $ 5.7 19.3% (Third Quarter) $0.4 million decrease in interest expense, was primarily due to higher capitalization of Allowance for Funds Used During Construction (AFUDC), partly offset by higher borrowings. $4.5 million increase in other income includes approximately $2.3 million related to items offset in operating, general and administrative expense with no impact to net income, and higher capitalization of AFUDC. Items offset in operating, general and administrative expense includes an approximately $1.1 million increase in the value of deferred shares held in trust for non-employee directors deferred compensation and a decrease in other pension expense of $1.2 million. $5.2 million increase in income tax expense due primarily to higher pre-tax income and lower permanent or flow-through income tax benefits.

Cash Flow 9 Cash from operating activities decreased by $100.9 million primarily due to an $106.9 million* net increase in under collection of energy supply costs from customers in the current period, and a refund of approximately $20.5 million to our FERC regulated customers in 2021. These reductions were offset in part by an improvement in net income. However, funds from operations (cash from operations less current working capital) improved by $29.2 million in the current period. * $61.3 million electric and $45.6 million natural gas

(1) As a result of the adoption of Accounting Standard Update 2017- 07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). Adjusted Non-GAAP Earnings 10 The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (Third Quarter)

Diluted Earnings Per Share 11 See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP Adjusted EPS” NorthWestern confirms its 2021 earnings guidance range of $3.43 to $3.58 per diluted share based upon, but not limited to, the following major assumptions and expectations: • COVID-19 related reduction in our commercial and industrial sales volumes, offset in part by an increase in usage by residential customers through the remainder of 2021; • Normal weather for the remainder of the year in our electric and natural gas service territories; • A consolidated income tax rate of approximately (2.5%) to +2.5% of pre-tax income; and • Diluted shares outstanding of approximately 51.8 million to 52.0 million Continued investment in our system to serve our customers and communities is expected to provide annualized 4% - 5% growth in rate base and a targeted long-term earnings per share growth rate of 3% - 6%. Maintaining our 60% - 70% targeted dividend payout ratio, we anticipate the dividend growth rate to be in line with the EPS growth rate going forward. Non-GAAP Adjusted EPS Growth Averaged 4.3% from 2013 - 2020

Regulatory Update 12 • We will not make a general rate case filing in any of our regulatory jurisdictions during 2021. We have made several other regulatory filings, primarily in our Montana jurisdiction, including: • An April 15, 2021 filing of a motion requesting to delay the implementation of our Montana fixed cost recovery mechanism pilot for another year until July 2022 or beyond, due to the continued uncertainties created by the COVID-19 pandemic. On June 29, 2021, the MPSC granted our motion and issued a final order denying the MCC’s request for reconsideration on September 15, 2021; • An April 21, 2021 filing requesting approval to increase the forecasted Base costs used to develop rates for the recovery of electric power costs through our Power Cost and Credit Adjustment Mechanism (PCCAM) by approximately $17 million. On June 29, 2021, the MPSC approved implementing our request for interim rates, subject to refund. The MCC filed a motion arguing that the PCCAM Base cannot be updated except in a general rate case and asked the MPSC to dismiss the application. On October 5, 2021, the MPSC granted the MCC’s motion to dismiss and we await the final written order; and • A May 19, 2021 filing requesting approval to acquire electric capacity resources identified through our January 2020 RFP. See the “Generation Portfolio Update” slide that follows. • FERC has initiated a routine audit covering years 2018 to present. We have responded to several sets of data requests as part of the audit process. An audit report has not yet been received from FERC, but is expected within the next six months. Management is unable to predict the outcome or timing of the final resolution of the audit.

This level of capital investment is anticipated to result in annualized rate base growth of 4%-5%. With the acceleration of the Laurel project and the discontinuation of the Aberdeen project, we anticipate providing the updated 5 Year capital forecast at the EEI Financial Conference. Robust Capital Investment Plan 13 • $2.1 billion of total capital investment over the five year period. We expect to finance this capital with a combination of cash flows from operations, first mortgage bonds and equity issuances. • During the second quarter of 2021 we initiated a $200 million At-the- Market (ATM) offering. We expect a total of approximately $200 million of equity proceeds during 2021 to support our current capital program and maintain and protect our credit ratings. • Financing plans are subject to change, depending on capital expenditures, regulatory outcomes, internal cash generation, market conditions and other factors. * Our 5 year capital investment forecast above, and included in our 2020 Form10-K, includes approximately $60 million for a 30-40 MW flexible natural gas plant near Aberdeen, SD. During the third quarter of 2021, we decided to discontinue our plans to build this project as a result of significant increases in estimated construction cost and global supply chain challenges. Alternatively, the projections above do not include $275 million of anticipated accelerated investment on the 175 MW generation facility to be constructed near Laurel, MT. *

Generation Portfolio Update 14 Montana • On May 19, 2021 we made a filing requesting approval to acquire electric capacity resources identified through our January 2020 RFP, including: • Laurel Generation Station - Construction of 175 MW of flexible reciprocating internal combustion engines (RICE) near Laurel, Montana at a cost of approximately $275 million, including AFUDC. • Beartooth Battery Contract – A 20-year agreement to purchase capacity and ancillary services from a 50 MW battery storage facility that will be constructed in Yellowstone County, Montana; and • Powerex Transaction – a 5-year power purchase agreement for 100 MW of capacity and energy products originating predominately from hydroelectric resources. South Dakota • As a result of global supply chain challenges and significant increases in construction costs, we decided to discontinue our plans to build an additional 30-40 MW of flexible generation in Aberdeen, SD, that was expected to be online in early 2024 with initial costs estimates of approximately $60 million. As a result, we recorded a $1.2 million pre-tax charge during the quarter related to write-off of preliminary construction costs. • Construction continues for a 60MW reciprocating internal combustion engine project in Huron, SD to be online in early 2022 with total construction costs of approximately $80 million (approximately $40 million invested in 2020). However, the upheaval in the construction market and, specifically, timely availability of critical components and escalating labor and construction costs due to the Covid-19 pandemic, necessitates the flexibility to expend capital and make commercial decisions in advance of the timeline established by the MPSC approval docket. Accordingly, we withdrew our application on September 21, 2021 and intend to seek approval from the MPSC to place the Laurel Generating Station in rate base through a future filing. The accelerated timeline should allow the plant to be in service for our Montana customers during the 2023-2024 winter season. Construction of 60MW project at Huron, SD

ESG Advancements 15 NorthWestern has launched a new website with increased focus on communicating our stewardship and ESG efforts including: • SASB Framework Report (new) • TCFD Framework Report (new) • AGA ESG Methane reporting template (new) • EEI ESG Carbon reporting template (updated) • Key Sustainability Statistics Report (updated and expanded) • Comprehensive disclosure of operational and financial ESG statistics covering years 2016-2020.

Conclusion 16 Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows

17 Appendix

Income Tax Reconciliation 18 (Third Quarter) Appendix

Balance Sheet 19 Appendix

20 Segment ResultsAppendix (1) (1) (Third Quarter) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See Appendix slide 36 for a reconciliation and additional disclosure.

21 Electric SegmentAppendix (1) (Third Quarter) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See Appendix slide 36 for a reconciliation and additional disclosure.

22 Natural Gas SegmentAppendix (1) (Third Quarter) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See Appendix slide 36 for a reconciliation and additional disclosure.

Summary Financial Results 23 (1) Appendix (Nine Months Ended September 30) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See Appendix slide 36 for a reconciliation and additional disclosure.

$2.2 Production tax credits reducing revenue, offset in income tax benefit 1.0 Property taxes recovered in revenue, offset in property tax expense 0.4 Gas production taxes recovered in revenue, offset in property and other taxes 0.3 Operating expenses recovered in revenue, offset in operating expense $3.9 Change in Gross Margin Offset Within Net Income $49.0 Increase in Gross Margin 24 Gross MarginAppendix (Nine Months Ended September 30) (dollars in millions) Nine Months Ended September 30, 2021 2020 Variance(1) Electric $ 580.2 $ 533.4 $ 46.8 8.8% Natural Gas 133.6 131.4 2.2 1.7% Total Gross Margin $ 713.8 $ 664.8 $ 49.0 7.4% Increase in gross margin due to the following factors: $21.3 Montana electric transmission revenue 18.1 Electric retail volumes 4.8 Electric QF liability adjustment 1.7 Natural gas retail volumes (4.3) Montana electric supply cost recovery (0.8) Montana natural gas production rates 4.3 Other $45.1 Change in Gross Margin Impacting Net Income 24 (1) Gross Margin, defined as revenues less cost of sales, is a non- GAAP Measure. See Appendix slide 36 for a reconciliation and additional disclosure.

Weather 25 Appendix (Nine Months Ended September 30) We estimate favorable weather through the first nine months of 2021 has contributed approximately $4.1M pretax benefit as compared to normal and $8.2M pretax benefit as compared to the same period in 2020.

Operating Expenses 26 Appendix (Nine Months Ended September 30) (dollars in millions) Nine Months Ended September 30, 2021 2020 Variance Operating, general & admin. $ 238.9 $ 224.0 $ 14.9 6.7% Property and other taxes 138.3 136.8 1.5 1.1% Depreciation and depletion 140.9 134.3 6.6 4.9% Operating Expenses $ 518.1 $ 495.1 $ 23.0 4.6% Increase in Operating, general & admin expense due to the following factors: $4.7 Employee benefit 3.0 Generation maintenance 2.4 Technology implementation and maintenance 1.2 Write-off of preliminary construction costs (7.1) Uncollectible accounts 0.4 Other $4.6 Change in OG&A Items Impacting Net Income $6.4 Non-employee directors deferred compensation, offset in other income 3.6 Pension and other postretirement benefits, offset in other income 0.3 Operating expenses recovered in trackers, offset in revenue $10.3 Change in OG&A Items Offset Within Net Income $14.9 Increase in Operating, General & Administrative Expenses $1.5 million increase in property and other taxes due primarily an increase in estimated Montana state and local taxes. $6.6 million increase in depreciation expense primarily due to plant additions

Operating to Net Income 27 Appendix (Nine Months Ended September 30) $2.0 million decrease in interest expense, was a result of higher capitalization of AFUDC, partly offset by higher borrowings. $14.9 million increase in other income was due to an approximately $10.0 million related to items offset in operating, general, and administrative expense with no impact to net income and higher capitalization of AFUDC. Items offset in operating, general and administrative expense include a $6.4 million increase in the value of deferred shares held in trust for non-employee directors deferred compensation and a decrease in other pension expense of $3.6 million. $9.2 million increase in income tax expense was largely due to higher pre-tax income as compared to 2020. We continue to expect our 2021 effective tax rate to range between (2.5%) and 2.5%. (dollars in millions) Nine Months Ended September 30, 2021 2020 Variance Operating Income $ 195.7 $ 169.7 $ 26.0 15.3% Interest Expense (70.3) (72.3) 2.0 2.8% Other Income / (Expense) 13.9 (1.0) 14.9 1,490.0% Income Before Taxes 139.4 96.4 43.0 44.6% Income Tax (Expense) / Benefit (3.9) 5.3 (9.2) (173.6)% Net Income $ 135.5 $ 101.7 $ 33.8 33.2%

Income Tax Reconciliation 28 Appendix (Nine Months Ended September 30)

Adjusted Non-GAAP Earnings 29 Appendix (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). The adjusted non- GAAP measures presented in the table are being shown to reflect significant items that were non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (Nine Months Ended September 30)

30 Segment ResultsAppendix (1) (1) (Nine Months Ended September 30) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See Appendix slide 36 for a reconciliation and additional disclosure.

31 Electric SegmentAppendix (1) (Nine Months Ended September 30) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See Appendix slide 36 for a reconciliation and additional disclosure.

32 Natural Gas SegmentAppendix (1) (Nine Months Ended September 30) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See Appendix slide 36 for a reconciliation and additional disclosure.

Quarterly PCCAM Impacts 33 Appendix We recover the cost of our electric and natural gas supply through tracking mechanisms. The natural gas supply tracking mechanism in each of our jurisdictions, and electric supply tracking mechanism in South Dakota are designed to provide stable recovery of supply costs, with a monthly purchased natural gas rate tracker adjustment and a quarterly electric fuel cost rate tracker adjustment to correct for any under or over collection. The Montana electric supply tracking mechanism implemented in 2018, the PCCAM, is designed for us to absorb risk through a sharing mechanism, with 90% of the variance above or below the established base revenues and actual costs collected from or refunded to customers. Our electric supply rates were adjusted monthly under the prior tracker, and under the PCCAM design are adjusted annually. In periods of significant fluctuation of loads and / or market prices, this design impacts our cash flows as application of the PCCAM requires that we absorb certain power cost increases before we are allowed to recover increases from customers.

$4.3 million YTD benefit * due to a more favorable adjustment of our electric QF liability (unrecoverable costs associated with PURPA contracts as part of a 2002 stipulation with the MPSC and other parties) reflecting a $7.9 million gain in 2021 (a), as compared with a $3.1 million gain for the same period in 2020 (b), due to the combination of: • A $2.6 million favorable reduction in costs for the current contract year to record the annual adjustment for actual output and pricing (c) as compared with a $0.9 million favorable reduction in costs in the prior period (d); • A negative adjustment, increasing the QF liability by $2.1 million (e), reflecting annual actual contract price escalation, which was more than previously estimated, compared to a favorable adjustment of $2.2 million in the prior year due to lower actual price escalation (f); and • A favorable adjustment of approximately $7.4 million decreasing the QF liability due to a one-time clarification in contract term (g). Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. Qualified Facility Earnings Adjustment 34 Appendix (a) (b) (c) (d) (e) (f) (g) *

NWE Rate Base and Earnings Profile 35 Appendix (1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver for earnings. The data to the left illustrates that NorthWestern only derives approximately 9-12% of earnings from its jointly owned coal generation rate base. Coal Generation Rate Base as a percentage of Total Rate Base

These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. Non-GAAP Financial Measures 36 Appendix Reconciliation of Operating Revenues to Gross Margin

These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non- GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. Non-GAAP Financial Measures 37 Appendix

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